Exhibit 24.1

Form S-8 Power of Attorney

Each of the undersigned officers and directors of Merchants Bancorp does hereby severally constitute and appoint Michael F. Petrie, John F. Macke, Bill D. Buchanan and Brian J. Sullivan, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ MICHAEL F. PETRIE	Director (Chairman); Chief Executive Officer (Principal Executive Officer)
Michael F. Petrie		November 17, 2017

/s/ JOHN F. MACKE	Chief Financial Officer (Principal Financial Officer)
John F. Macke		November 17, 2017

/s/ BILL D. BUCHANAN	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Bill D. Buchanan		November 17, 2017

/s/ RANDALL D. ROGERS	Director
Randall D. Rogers		November 17, 2017

/s/ MICHAEL J. DUNLAP	Director
Michael J. Dunlap		November 17, 2017

/s/ SCOTT A. EVANS	Director
Scott A. Evans		November 17, 2017

/s/ SUE ANN GILROY	Director
Sue Ann Gilroy		November 17, 2017

/s/ PATRICK D. O’BRIEN	Director
Patrick D. O’Brien		November 17, 2017

/s/ JOHN W. PERRY	Director
John W. Perry		November 17, 2017

/s/ ANNE E. SELLERS	Director
Anne E. Sellers		November 17, 2017

/s/ DAVID N. SHANE	Director
David N. Shane		November 17, 2017